CYBERFONE SYSTEMS, LLC

FINANCIAL STATEMENTS

CYBERFONE SYSTEMS, LLC
FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
CyberFone Systems, LLC

We have audited the accompanying  balance sheets of CyberFone Systems, LLC (the "Company") as of December 31, 2012 and 2011 and the related  statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2012 and for the period from inception (July 25, 2011) to December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CyberFone Systems, LLC as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the year ended December 31, 2012 and for the period from inception (July 25, 2011) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ KBL, LLP
New York, New York
June 24, 2013

CYBERFONE SYSTEMS, LLC
BALANCE SHEETS

	December 31,
	2012	2011

ASSETS

Current assets:
Cash	$9,167	$835,000
Accounts receivable - current portion	527,480	-

Total current assets	536,647	835,000

Other assets:
Accounts receivable - long term portion	180,000	-
Intangible assets, net	1,284,278	1,760,329
Total other assets	1,464,278	1,760,329

Total assets	$2,000,925	$2,595,329

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$135,316	$37,323
Patent purchase payable	-	143,465
Total liabilities	135,316	180,788

Members' equity	1,865,609	2,414,541

Total liabilities and Members' equity	$2,000,925	$2,595,329

See accompanying notes to financial statements.

CYBERFONE SYSTEMS, LLC
STATEMENTS OF OPERATIONS

	FOR THE YEAR	FOR THE PERIOD FROM
	ENDED	INCEPTION (JULY 25, 2011) TO
	DECEMBER 31, 2012	DECEMBER 31, 2011

Net revenues	$8,184,950	$1,500,000

Operating expenses:
Cost of revenues	5,006,426	525,087
General and administrative	13,786	86,736
Total operating expenses	5,020,212	611,823

Net income	$3,164,738	$888,177

See accompanying notes to financial statements.

CYBERFONE SYSTEMS, LLC
STATEMENTS OF CHANGES IN MEMBERS' EQUITY
FOR THE PERIOD FROM INCEPTION (JULY 25, 2011) TO THE YEAR ENDED DECEMBER 31, 2012

Members'
Equity

Balance at July 25, 2011	$-

Member Contributions	1,526,364

Net income for the period ended December 31, 2011	888,177

Balance at December 31, 2011	2,414,541

Member Distributions	(3,713,670)

Net income for the year ended December 31, 2012	3,164,738

Balance at December 31, 2012	$1,865,609

See accompanying notes to financial statements.

CYBERFONE SYSTEMS, LLC
STATEMENTS OF CASH FLOWS

	FOR THE YEAR	FOR THE PERIOD FROM
	ENDED	INCEPTION (JULY 25, 2011) TO
	DECEMBER 31, 2012	DECEMBER 31, 2011

Cash flows from operating activities:
Net income	$3,164,738	$888,177
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	476,051	39,671

Changes in operating assets and liabilities:
Accounts receivable - current portion	(527,480)	-
Accounts receivable - long term portion	(180,000)	-
Accounts payable and accrued expenses	97,993	37,323

Net cash provided by operating activities	3,031,302	965,171

Cash flows from investing activities:
Acquisition of patents	(143,465)	(1,656,535)
Net cash used in investing activities	(143,465)	(1,656,535)

Cash flows from financing activities:
Member distributions	(3,713,670)	-
Member contributions	-	1,526,364
Net cash provided by (used in) financing activities	(3,713,670)	1,526,364

Net (decrease) increase in cash	(825,833)	835,000

Cash at beginning of period	835,000	-

Cash at end of year	$9,167	$835,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Patent purchase payable in connection with the acquisition of patents	$-	$143,465

See accompanying notes to financial statements.

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

CyberFone Systems, LLC (the “Company”) formerly TDH Venture 1, LLC was incorporated under the laws of the State of Texas on July 25, 2011. The Company is engaged in the innovation, licensing and protection of intellectual property worldwide.  The intellectual property covers claims that provide the right to practice specific transactional data processing, telecommunications, networks and database inventions, including financials transactions.  The Company actively pursues licensing revenues by providing a license to its intellectual property to those entities that wish to acquire a right to use the technology. The patents and patent applications have been acquired from a third party and include US issued patents and applications and foreign issued patents and applications.

On November 23, 2011, the Company entered into an Interest Sale Agreement (the “Interest Sale Agreement”) with LVL Patent Group, LLC (“LVL”) whereby LVL transferred and assigned all of the issued and outstanding membership interests of its subsidiary which holds certain intellectual property rights to the Company in exchange for $250,000 less certain assumed liabilities as defined in the Interest Sale Agreement. In addition, the Company assumed the obligation under a certain Asset Purchase Agreement dated August 2011 between LVL and a third party including the payment of $1,550,000 and the assumption of certain contracts and agreements as further set forth in the Interest Sale Agreement (see Note 3).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates and Assumptions

The  preparation  of  the  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, the useful life of intangible assets.

Fair Value of Financial Instruments

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The carrying amounts reported in the balance sheet for accounts receivable, accounts payable and accrued liabilities approximate their estimated fair market value based on the short-term maturity of this instrument.

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. In addition to the basic insurance deposit coverage, the FDIC was providing temporary unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. At December 31, 2012 and 2011, the Company has not reached bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Intangible assets

Intangible assets include patents purchased and recorded based on the cost to acquire them. These assets are amortized over their remaining estimated useful lives. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition”. Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed, (iii) amounts are fixed or determinable and (iv) collectability of amounts is reasonably assured.

The Company considers its licensing and enforcement activities as one unit of accounting under ASC 605-25, “Multiple-Element Arrangements” as the delivered items do not have value to customers on a standalone basis, there are no undelivered elements and there is no general right of return relative to the license. Under ASC 605-25, the appropriate recognition of revenue is determined for the combined deliverables as a single unit of accounting and revenue is recognized upon delivery of the final elements, including the license for past and future use and the release. Also due to the fact that the settlement element and license element for past and future use are the major central business, the Company does not present these two elements as different revenue streams in its statement of operations. The Company does not expect to provide licenses that do not provide some form of settlement or release. Revenues from patent enforcement activities accounted for 100% of revenues for the year ended December 31, 2012 and for the period from inception (July 25, 2011) to December 31, 2011.

Cost of revenue

Cost of revenues mainly includes expenses incurred in connection with the Company’s patent enforcement activities, such as legal fees, consulting costs, patent maintenance, royalty fees for acquired patents and other related expenses, as well as, the amortization of acquired patents. Cost of revenue does not include expenses related to product development, integration or support, as these are included in general and administrative expenses.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.  At December 31, 2012 and 2011, there was no allowance for bad debt. Accounts receivable- current portion at December 31, 2012 and 2011, amounted to $527,480 and $0, respectively. Accounts receivable – long term portion at December 31, 2012 and 2011, amounting to $180,000 and $0 and represents amounts that will be collected after 1 year.

Concentration of revenue and geographic area

Patent license revenue from enforcement activities is considered United States revenue as payments are for licenses for United States operations irrespective of the location of the licensee's or licensee's parent home domicile.

As of December 31, 2012, three customers accounted for 100% of total accounts receivable. Revenues from five customers accounted for approximately 40% of revenues for the year ended December 31, 2012. As of December 31, 2011, there was no accounts receivable. Revenues from five customers accounted for 100% of revenues for the period from inception (July 25, 2011) to December 31, 2011.

Income Taxes

The Company is treated as a disregarded entity for federal and state income tax reporting purpose and, thus no federal or state income tax expense has been recorded in the financial statements. Taxable income of the Company is passed through to its members and reported on their individual tax return.  The federal and state income tax returns of the individual are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Impairment of Long-lived Assets

The Company accounts for the impairment or disposal of long-lived assets, such as property and equipment and purchased intangible assets subject to amortization, are reviewed for impairment.  The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of long-lived assets may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future net undiscounted cash flows expected to be generated by the asset. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The Company did not consider it necessary to record any impairment charges during the year ended December 31, 2012 and for the period from inception (July 25, 2011) to December 31, 2011.

Recent Accounting Pronouncements

In July 2012, the FASB issued Accounting Standards Update (“ASU”) 2012-02, Balance Sheet (Topic 350) “Intangibles-Goodwill and Other”, which allows an organization to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test for indefinite-lived intangible assets. An organization that elects to perform a qualitative assessment is required to perform the quantitative impairment test for an indefinite-lived intangible asset if it is more likely than not that the asset is impaired. This is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The Company does not expect the adoption of ASU 2012-02 to have a material impact on its financial position, results of operations nor cash flows.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In April 2013, the FASB ASU 2013-07, “Presentation of Financial Statements: Topic Liquidation Basis of Accounting”. ASU 2013-07 requires an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is considered imminent when the likelihood is remote that the organization will return from liquidation and either: (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties; or (b) a plan for liquidation is being imposed by other forces. ASU 2013-07 will be effective for the Company beginning on January 1, 2014. The Company does not expect the adoption of ASU 2013-07 to have a material impact on its financial position, results of operations nor cash flows.

Commitments and Contingencies

Liabilities for loss contingencies arising from assessments, estimates or other sources are to be recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs expected to be incurred in connection with a loss contingency are expensed as incurred.

NOTE 3 – INTANGIBLE ASSETS

Intangible assets were acquired upon the closing of the Interest Sale Agreement (see Note 1) and consisted of the following:

	As of December 31,		Weighted average amortization period
	2012	2011	(years)
Patents	1,800,000	1,800,000	3.92
Less: accumulated amortization	(515,722)	(39,671)
	1,284,278	1,760,329

Intangible assets are comprised of patents with estimated useful lives between approximately 3 to 6 years (20-year life of underlying patent, less the approximate 14 to 17 years elapsed since original patent application). Once placed in service, the Company will amortize the costs of intangible assets over their estimated useful lives on a straight-line basis.  Costs incurred to acquire patents, including legal costs, are also capitalized as long-lived assets and amortized on a straight-line basis with the associated patent. The Company assesses fair market value for any impairment to the carrying values.  As of December 31, 2012 and 2011 management concluded that there was no impairment to the acquired assets.

Amortization expense for the year ended December 31, 2012 and for the period from inception (July 25, 2011) to December 31, 2011 was $476,051 and $39,671, respectively. Future amortization of intangible assets, net is as follows:

2013	476,051
2014	476,051
2015 and thereafter	332,176

Total	$1,284,278

During the period from inception (July 25, 2011) to December 31, 2011, the Company paid in cash a total of $1,656,535 in connection with the acquisition of the patents and recorded a patent purchase payable of $143,465 at December 31, 2011 for a total purchase price of $1,800,000. The Company paid such patent purchase payable in January 2012.

NOTE 4 – RELATED PARTY TRANSACTIONS

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

During the period from inception (July 25, 2011) to December 31, 2011, the Company paid consulting fees to a member of the Company amounting to $75,000 which has been included in general and administrative expenses as reflected in the accompanying statements of operations.

In December 2011, on behalf of the Company, TechDev Holdings, LLC, a member of the Company, entered into an Advisory Services Agreement with IP Navigation Group, LLC (“IPNav”), a company founded and associated with a member of the Company. IPNav provides strategic advisory services relating to licensing, patent monetization, enforcement, settlement and support services with respect to the intellectual property rights owned by the Company. The Company shall pay 20% of the gross consideration collected in connection with licensing fees, litigation settlement fee, payment of damages or any other consideration generated from the monetization of its intellectual property rights effective January 2012. Pursuant to this agreement, during the year ended December 31, 2012, the Company paid a total of $1,636,990 to IPNav in connection with the litigation settlement fees generated from the monetization of the Company’s intellectual property rights. In January 2013, the Company directly entered into an Advisory Service Agreement with IPNav (see note 6).

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Royalty fee

In connection with the execution of the Interest Sale Agreement (see Note 1), the Company assumed obligations under a certain Asset Purchase Agreement dated August 2011, whereby the Company was required to pay 6% of recoveries from litigation settlement fees to the inventor who sold the intellectual property rights which were assigned to the Company. In July 2012, such Asset Purchase Agreement was amended to increase the fee from 6% to 8.5% of gross recoveries. During the period from inception (July 25, 2011) to December 31, 2011 and for the year ended December 31, 2012, the Company recorded $90,000 and $600,396, respectively, in royalty fees which have been included in cost of revenues as reflected in the accompanying statements of operations.

Contingency fees

In connection with the execution of the Interest Sale Agreement (see Note 1), the Company assumed a certain  agreement for patent enforcement related services under the Asset Purchase Agreement dated August 2011, whereby the Company is required to pay a total of 20% of the gross recoveries from litigation settlement fees to certain lawyers. During the period from inception (July 25, 2011) to December 31, 2011 and for the year ended December 31, 2012, the Company recorded $1,636,985 and $300,000, respectively, in contingency fees which have been included in cost of revenues as reflected in the accompanying statements of operations.

Litigations

In the ordinary course of business, the Company actively pursues legal remedies to enforce its intellectual property rights and to stop unauthorized use of its technology. Other than ordinary routine litigation incidental to the business, the Company knows of no material, active or pending legal proceedings against the Company, nor is the Company involved as a plaintiff in any material proceedings or pending litigation.

NOTE 6 - SUBSEQUENT EVENTS

In January 2013, the Company directly entered into an Advisory Services Agreement with IPNav (see note 4). IPNav provides strategic advisory services relating to licensing, patent monetization, enforcement, settlement and support services with respect to the intellectual property rights owned by the Company. The Company shall pay 20% of the gross consideration collected by the Company in connection with licensing fees, litigation settlement fee, payment of damages or any other consideration generated from the monetization of the Company’s intellectual property rights.

On April 22, 2013, the Company and the members of the Company (the “Seller”) entered into a Merger Agreement (the “Merger Agreement”) with CyberFone Acquisition Corp. (“Acquisition Corp.”), a Texas corporation and a wholly owned subsidiary of the Marathon Patent Group, Inc. (“Marathon”). Pursuant to the terms of the Merger Agreement, the Company merged with and into Acquisition Corp with the Company surviving the merger as the wholly owned subsidiary of Marathon (the “Merger”).  In connection with the Merger, Marathon (i) issued 6,000,000 shares of its common stock to the Seller (the “Merger Shares”), (ii) paid the Seller $500,000 cash and (iii) issued a $500,000 promissory note to a member of the Company (the “Note”).  The Note is non-interest bearing and becomes due June 22, 2013, subject to acceleration in the event of default.  Marathon may prepay the Note at any time without premium or penalty. On June 21, 2013, Marathon paid $500,000 in satisfaction of the Note. The transaction resulted in a business combination and caused the Company to become a wholly-owned subsidiary of Marathon. Mr. Doug Croxall is the Chief Executive Officer of both Marathon and LVL (see note 1).

In addition to the payments described above, within 30 days following the end of each calendar quarter (commencing with the first full calendar quarter following the calendar quarter in which the Company recovers $4 million from licensing or enforcement activities related to the patents), the Company will be required to pay out 7.5% of such recoveries to the Seller.

In connection with the Merger and pursuant to a license agreement (the “License Agreement”), the Company granted the Seller a non-exclusive license-back to the patents owned by the Company and the inventors retain commercialization rights previously granted by the Company or its predecessors.